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                                  [LETTERHEAD]



                                October 10, 1996


Image Guided Technologies, Inc.
5710-B Flatiron Parkway
Boulder, Colorado  80301

     Re:  Amendment No. 3 to Registration Statement on Form SB-2

Ladies and Gentlemen:

     We hereby consent to the use of our name under the heading "Experts" with regard to patent matters in the Prospectus that forms a part of Amendment No. 3 to the Registration Statement on Form SB-2 filed in connection with the initial public offering of the Common Stock, no par value, of Image Guided Technologies, Inc.


                              Yours very truly,


                              Nikaido, Marmelstein, Murray & Oram, LLP

                              By:/s/ Charles Marmelstein
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